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                                                               EXHIBIT NO. 99.10

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the references made to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm and Financial Statements" in the Statement of Additional Information and to the incorporation by reference, in this Post-Effective Amendment No. 78 to Registration No. 2-14677 on Form N-1A of our report dated January 14, 2005, on the financial statements and financial highlights of Massachusetts Investors Growth Stock Fund, included in the Fund's 2004 Annual Report to Shareholders.

                                        (ERNST & YOUNG, LLP)
                                        Ernst & Young, LLP

Boston, Massachusetts
March 28, 2005

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